UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2009

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park
Building No. 20
Haifa, Israel	31905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011 972 74 710 7171

n/a
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

        On October 6, 2009, we entered into securities purchase agreements with certain institutional investors pursuant to which the investors agreed to purchase 2,702,822 shares of our common stock (“Common Stock”) and warrants (“Warrants”) to purchase 1,081,129 shares of Common Stock. The price per share of Common Stock is $1.12, and the exercise price of the warrants is $1.60. The Warrants will be exercisable for a period of five years commencing six months following the issuance thereof. The closing is scheduled to take place no later than October 12, 2009 and is subject to customary closing conditions.

        A copy of the form of Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the Warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the form of securities purchase agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

        Roth Capital Partners, LLC acted as placement agent, on a reasonable efforts basis, for the offering and will receive a placement fee equal to 7% of the gross proceeds of the offering (excluding any consideration that may be paid in the future upon exercise of the Warrants). A copy of the Placement Agency Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference.

        The offering was made pursuant to our shelf registration statement on Form S-3 (File No. 333-151761). We are filing with the SEC, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement and base prospectus related to the offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

1.1	Placement Agency Agreement, dated October 6, 2009, by and between the registrant and Roth Capital Partners, LLC.

4.1	Form of Common Stock Purchase Warrant dated October [__], 2009

5.1	Opinion of Zysman, Aharoni, Gayer & Co./ Sullivan & Worcester LLP

10.1	Form of Securities Purchase Agreement dated October 6, 2009

23.1	Consent of Zysman, Aharoni, Gayer & Co./ Sullivan & Worcester LLP (included in Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2009	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer